                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


Board of Directors and Shareholders
Orient-Express Hotels Ltd.
Hamilton, Bermuda


We consent to the use in this Amendment No. 5 to Registration Statement
No. 333-12030 of Orient-Express Hotels Ltd. of our report dated April 18, 2000 (which reports express an unqualified opinion and include an explanatory paragraph referring to the adoption of Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Orient-Express Hotels Ltd., listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP

New York, New York
August 4, 2000